T. ROWE PRICE INTERNATIONAL DISCOVERY FUND

ANNUAL MEETING
RESULTS

The T. Rowe Price International Discovery Fund held an annual meeting on October 25, 2000, to approve a new investment management agreement, to elect directors to the fund, and to ratify the appointment of PricewaterhouseCoopers LLP as the fund's independent accountants.

The results of voting were as follows (by number of shares):

For approval of a new investment management agreement:
Donald W. Dick, Jr.

Affirmative:
16,221,008.096

Withhold:
328,543.585
Affirmative:
15,827,131.285

Against:
359,939.003
Total:
16,549,551.681
Abstain:
362,481.393

Paul M. Wythes
Total:
16,549,551.681
Affirmative:
16,141,501.466


Withhold:
408,050.215
For nominees to the Board of Directors of the International Discovery Fund:

Total:
16,549,551.681

M. David Testa

Affirmative:
16,211,561.447
To ratify the appointment of
PricewaterhouseCoopers LLP as
independent accountants:
Withhold:
337,990.234

Total:
16,549,551.681
Affirmative:
16,134,906.251
Martin G. Wade
Against:
167,772.046
Affirmative:
16,222,658.050
Abstain:
246,873.384
Withhold:
326,893.631

Total:
16,549,551.681
Total:
16,549,551.681

Anthony W. Deering
Affirmative:
16,221,707.177
Withhold:
327,844.504

Total:
16,549,551.681